Exhibit 10.15(d)
FOURTH AMENDMENT TO LEASE
     This FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is dated for reference purposes September 23, 2009 and is entered into by and between ProLogis California I LLC, a Delaware limited liability company (“Landlord”), and Skechers USA, Inc., a Delaware corporation (“Tenant”).
RECITALS
          WHEREAS Landlord and Tenant are parties to that certain Lease dated as of November 21, 1997, as amended by that certain First Amendment to Lease dated April 26, 2002 and that Second Amendment to Lease dated December 10, 2007 and that Third Amendment to Lease dated January 29, 2009 (collectively, as amended, the “Lease”) whereby Landlord leased to Tenant that certain Premises containing approximately 127,799 rentable square feet of that certain building commonly known as Ontario Distribution Center #4 located at 1661 S. Vintage Avenue, Ontario, California 91761 (the “Premises”), all as more particularly described in the Lease. All capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the original Lease, and or subsequent amendments, as applicable.
          WHEREAS Tenant and Landlord desire to amend the Lease, including but not limited to the extension of the Lease Term, pursuant to this Fourth Amendment.
          NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend the Lease as follows:
     1. The Term of the Lease is extended for twelve (12) months (“Fourth Extension Term”) which shall commence on January 1, 2010 and shall terminate December 31, 2010. All of the terms and conditions of the Lease shall remain in full force and effect during the Fourth Extension Term except that the Monthly Base Rent shall be as follows:

Period	Monthly Base Rent
January 1, 2010 - December 31, 2010	$40,895.68
     2. Landlord shall provide Tenant with two (2) Renewal Options at a Fixed Rate per the terms and conditions outlined in Addendum 1 attached to this Fourth Amendment.
     3. Tenant shall accept the Premises and all systems serving the Premises in an “AS-IS” condition and Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Fourth Extension Term.
     4. The One Renewal Option at a Fixed Rate outlined in Addendum 1 of the Third Amendment to Lease shall be considered null and void and shall have no further force or effect.
     5. Except as modified herein, the Lease, and all of the terms and conditions thereof, shall remain in full force and effect.
     6. Any obligation or liability whatsoever of ProLogis, a Maryland real estate investment trust, which may arise at any time under the Lease or this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees, or agents regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.
          IN WITNESS WHEREOF, the parties hereto have signed this Fourth Amendment to Lease as of the day and year first above written.

TENANT:	LANDLORD:

Skechers USA, Inc., a Delaware corporation	ProLogis California I LLC, a Delaware limited liability company

	By:	ProLogis Management Incorporated a Delaware corporation its Agent

By:	/s/ Paul K. Galliher	By:	/s/ Pat Cavanagh

	Name: Paul K. Galliher		Name: Pat Cavanagh

	Title: SVP Global Distribution		Title: Senior Vice President

ADDENDUM 1
TWO RENEWAL OPTIONS AT A FIXED RATE
ATTACHED TO AND A PART OF THE FOURTH AMENDMENT
DATED SEPTEMBER 23, 2009 BETWEEN
ProLogis California I LLC
and
Skechers USA, Inc.
          (a) Provided that as of the time of the giving of the Fifth Extension Notice and the Commencement Date of the Fifth Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of three (3) months (such additional term is hereinafter called the “Fifth Extension Term”) commencing on the day following the expiration of the Fourth Extension Term (hereinafter referred to as the “Commencement Date of the Fifth Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Fifth Extension Notice”) of its election to extend the term of the Lease Term at least six (6) months (not later than June 30, 2010), but not more than eight (8) months (not sooner than May 1,2010), prior to the scheduled expiration date of the Fourth Extension Term.
          (b) Provided that as of the time of the giving of the Sixth Extension Notice and the Commencement Date of the Sixth Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of three (3) months (such additional term is hereinafter called the “Sixth Extension Term”) commencing on the day following the expiration of the Fifth Extension Term (hereinafter referred to as the “Commencement Date of the Sixth Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Sixth Extension Notice”) of its election to extend the term of the Lease Term at least six (6) months (not later than September 30, 2010), but not more than eight (8) months (not sooner than August 1,2010), prior to the scheduled expiration date of the Fifth Extension Term.
          (c) The Base Rent payable by Tenant to Landlord during the Fifth Extension Term shall be $40,895.68 per month on a NNN basis.
          (d) The Base Rent payable by Tenant to Landlord during the Sixth Extension Term shall be $40,895.68 per month on a NNN basis.
          (e) The determination of Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for operating expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Fifth Extension Term and Sixth Extension Term without regard to any cap on such expenses set forth in the Lease.
          (f) Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Fifth Extension Term and Sixth Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Fourth Extension Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.
          (g) If Tenant does not give the Fifth Extension Notice within the period set forth in paragraph (a) above, Tenant’s right to extend the Lease Term for the Fifth Extension Term shall automatically terminate. If Tenant does not give the Sixth Extension Notice within the period set forth in paragraph (b) above, Tenant’s right to extend the Lease Term for the Sixth Extension Term shall automatically terminate. Time is of the essence as to the giving of the Fifth Extension Notice and Sixth Extension Notice.
          (h) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Fifth Extension Term or Sixth Extension Term. The Premises shall be tendered on the Commencement Date of the Fifth Extension Term or Sixth Extension Term (if applicable) in “As-Is” condition.
          (i) If the Lease is extended for the Fifth Extension Term or Sixth Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”).
          (j) If Tenant exercises its right to extend the term of the Lease for the Fifth Extension Term or Sixth Extension Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Fifth Extension Term or Sixth Extension Term, as applicable, except as provided in (e) above.